UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 13, 2011
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

On September 13, 2011, 21st Century Holding Company (the "Company," "we" “our” or "us") held its annual meeting of shareholders. A total of 6,369,548 of the Company’s outstanding shares of common stock, representing approximately 80.2% of the shares eligible to vote, were present or represented by proxy at the annual meeting. The following two proposals were voted on at the annual meeting, and each was approved by our shareholders with the necessary number of votes required by our charter documents and applicable corporate law:

1.	The election of Carl Dorf and Charles B. Hart, Jr. as Class III directors to serve until the annual meeting of shareholders to be held in 2014 or until their successors are elected and qualified; and

2.	The ratification of the appointment of DeMeo Young McGrath as the Company’s independent registered public accounting firm for the 2011 fiscal year.

The table below states the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, for each of the proposals voted on at the annual meeting:

Description of Matter		For	Against	Withheld	Abstentions	Broker Non-Votes
1.	Election of Directors:

	Carl Dorf	3,005,090	N/A	438,181	N/A	2,926,277

	Charles B. Hart, Jr.	3,003,950	N/A	439,321	N/A	2,926,277

2.	Ratification of DeMeo Young McGrath as the Company’s independent registered public accounting firm for the 2011 fiscal year.	5,618,887	682,866	N/A	67,795	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: September 14, 2011	By:	/s/ Peter J. Prygelski, III
	Name:	Peter J. Prygelski, III
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)